UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2010

NEW ORIENTAL ENERGY & CHEMICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China	464200

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 27 853 75701

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On October 18, 2010, New Oriental Energy & Chemical Corp. (the “Company”) entered into an Indebtedness Conversion Agreement with Xingyang Hongchang Channel Gas Engineering Co., Ltd. (the “Holder”) for the conversion of $3,010,200 of debt into 3,010,200 shares of common stock of the Company.  The converted debt consisted of loans used to fund the construction of the Company’s methanol production facility.

Item 3.02        Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

The shares of the Company’s common stock were issued to an accredited investor in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Item 8.01        Other Events

On October 20, 2010, the Company issued a press release regarding its entry into the conversion agreement with the Holder as described above.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of New Oriental Energy & Chemical Corp., dated October 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 20, 2010

NEW ORIENTAL ENERGY &CHEMICAL CORP.

By:	/s/ Donglai Li
Name: Donglai Li
Title: Chief Financial Officer